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                                  VIDAMED, INC.


                           LOAN AND SECURITY AGREEMENT


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

                                                 TABLE OF CONTENTS
                                                                                                               Page

1.       DEFINITIONS AND CONSTRUCTION...........................................................................  1
         1.1      Definitions...................................................................................  1
         1.2      Accounting and Other Terms....................................................................  8

2.       LOANS AND TERMS OF PAYMENT.............................................................................  8
         2.1      Advances......................................................................................  8
         2.2      Overadvances.................................................................................. 10
         2.3      Interest Rates, Payments, and Calculations.................................................... 10
         2.4      Crediting Payments............................................................................ 11
         2.5      Fees.......................................................................................... 11
         2.6      Additional Costs.............................................................................. 12
         2.7      Term.......................................................................................... 12

3.       CONDITIONS OF LOANS.................................................................................... 13
         3.1      Conditions Precedent to Initial Advance....................................................... 13
         3.2      Conditions Precedent to all Advances ......................................................... 13

4.       CREATION OF SECURITY INTEREST.......................................................................... 13
         4.1      Grant of Security Interest.................................................................... 13
         4.2      Delivery of Additional Documentation Required................................................. 14
         4.3      Right to Inspect.............................................................................. 14

5.       REPRESENTATIONS AND WARRANTIES......................................................................... 14
         5.1      Due Organization and Qualification............................................................ 14
         5.2      Due Authorization; No Conflict................................................................ 14
         5.3      No Prior Encumbrances......................................................................... 14
         5.4      Bona Fide Eligible Accounts................................................................... 15
         5.5      Merchantable Inventory........................................................................ 15
         5.6      Intellectual Property......................................................................... 15
         5.7      Name; Location of Chief Executive Office...................................................... 15
         5.8      Litigation.................................................................................... 15
         5.9      No Material Adverse Change in Financial Statements............................................ 15
         5.10     Solvency...................................................................................... 16
         5.11     Regulatory Compliance......................................................................... 16
         5.12     Environmental Condition....................................................................... 16
         5.13     Taxes......................................................................................... 16
         5.14     Subsidiaries.................................................................................. 16
         5.15     Government Consents........................................................................... 16
         5.16     Full Disclosure............................................................................... 17

6.       AFFIRMATIVE COVENANTS.................................................................................. 17
         6.1      Good Standing................................................................................. 17
         6.2      Government Compliance......................................................................... 17
         6.3      Financial Statements, Reports, Certificates................................................... 17
         6.4      Inventory; Returns............................................................................ 18
         6.5      Taxes......................................................................................... 18
         6.6      Insurance..................................................................................... 18
         6.7      Principal Depository.......................................................................... 19
         6.8      Quick Ratio................................................................................... 19
         6.9      Total Liabilities/Tangible Net Worth.......................................................... 19
         6.10     Minimum Liquidity/Debt Service Coverage....................................................... 19
         6.11     Net Losses.................................................................................... 19

                                                    i

         6.12     Further Assurances............................................................................ 19

7.       NEGATIVE COVENANTS..................................................................................... 19
         7.1      Dispositions.................................................................................. 20
         7.2      Changes in Business, Ownership, Management or Business Locations.............................. 20
         7.3      Mergers or Acquisitions....................................................................... 20
         7.4      Indebtedness.................................................................................. 20
         7.5      Encumbrances.................................................................................. 20
         7.6      Distributions................................................................................. 20
         7.7      Investments................................................................................... 20
         7.8      Transactions with Affiliates.................................................................. 21
         7.9      Subordinated Debt............................................................................. 21
         7.10     Inventory..................................................................................... 21
         7.11     Compliance.................................................................................... 21

8.       EVENTS OF DEFAULT...................................................................................... 21
         8.1      Payment Default............................................................................... 21
         8.2      Covenant Default.............................................................................. 21
         8.3      Material Adverse Change....................................................................... 22
         8.4      Attachment.................................................................................... 22
         8.5      Insolvency.................................................................................... 22
         8.6      Other Agreements.............................................................................. 22
         8.7      Subordinated Debt............................................................................. 22
         8.8      Judgments..................................................................................... 23
         8.9      Misrepresentations............................................................................ 23

9.       BANK'S RIGHTS AND REMEDIES............................................................................. 23
         9.1      Rights and Remedies........................................................................... 23
         9.2      Power of Attorney............................................................................. 24
         9.3      Accounts Collection........................................................................... 24
         9.4      Bank Expenses................................................................................. 25
         9.5      Bank's Liability for Collateral............................................................... 25
         9.6      Remedies Cumulative........................................................................... 25
         9.7      Demand; Protest............................................................................... 25

10.      NOTICES................................................................................................ 25

11.      CHOICE OF LAW AND VENUE................................................................................ 26

12.      GENERAL PROVISIONS..................................................................................... 26
         12.1     Successors and Assigns........................................................................ 26
         12.2     Indemnification............................................................................... 27
         12.3     Time of Essence............................................................................... 27
         12.4     Severability of Provisions.................................................................... 27
         12.5     Amendments in Writing, Integration............................................................ 28
         12.6     Counterparts.................................................................................. 28
         12.7     Survival...................................................................................... 28
         12.8     Confidentiality............................................................................... 28

         This LOAN AND SECURITY AGREEMENT is entered into effective as of January 13, 1998, by and between SILICON VALLEY BANK ("Bank") and VIDAMED, INC. ("Borrower").


                                    RECITALS

         Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.


                                    AGREEMENT

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION

                  1.1      Definitions.

                           As used in this Agreement,  the following terms shall
have the following definitions:

                           "Accounts" means all presently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                           "Advance" or  "Advances"  means a cash advance  under
the Committed Revolving Line.

                           "Affiliate"  means,  with respect to any Person,  any
Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

                           "Bank Expenses" means all: Bank's reasonable costs or
expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding), whether or not suit is brought.

                           "Borrower's  Books" means all of Borrower's books and
records including without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                           "Borrowing   Base"   means   an   amount   equal   to
seventy-five percent (75%) of Eligible Accounts, provided, that Bank reserves the right to adjust such percentage of Eligible Accounts based on the results of any audit of the Collateral.

                           "Business  Day" means any day that is not a Saturday,
Sunday, or other day on which banks in the State of California are authorized or required to close.

                           "Closing  Date"  means  the  effective  date  of this
Agreement.

                           "Code" means the California Uniform Commercial Code.

                           "Collateral"  means the property described on Exhibit
A attached hereto.

                           "Committed  Revolving Line" means a credit  extension
of up to Three Million Dollars ($3,000,000).

                           "Committed  Equipment Line" means a credit  extension
of up to One Million Five Hundred Thousand Dollars ($1,500,000).

                           "Contingent  Obligation"  means,  as  applied  to any
Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                           "Credit  Extension"  means  each  Advance,  Equipment
Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.

                           "Current  Assets" means,  as of any applicable  date,
all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

                           "Current  Liabilities"  means,  as of any  applicable
date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

                           "Eligible  Accounts"  means those Accounts that arise
in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon thirty (30) days prior written notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

                           (a)      Accounts that the account  debtor has failed
to pay within ninety (90) days of invoice date;

                           (b)      Accounts with respect to an account  debtor,
fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                           (c)      Accounts with respect to an account  debtor,
whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, except as approved in writing by Bank;

                           (d)      Accounts  with  respect to which the account
debtor does not have its principal place of business in the United States except for Eligible Foreign Accounts;

                           (e)      Accounts  with  respect to which the account
debtor is a federal, state or local governmental entity or any department, agency, or instrumentality thereof except for those Accounts of the United States or any department, agency or instrumentality thereof as to which the payee has assigned its rights to payment thereof to Bank and the assignment has been acknowledged, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727);

                           (f)      Accounts  with respect to which  Borrower is
liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts, etc.);

                           (g)      Accounts   generated  by   demonstration  or
promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                           (h)      Accounts  with  respect to which the account
debtor is an Affiliate, officer, employee, or agent of Borrower;

                           (i)      Accounts  with  respect to which the account
debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                           (j)      Accounts  the   collection   of  which  Bank
reasonably determines after reasonable inquiry and reasonable consultation with Borrower to be doubtful.

                           "Eligible   Foreign  Accounts"  means  Accounts  with
respect to which the account debtor does not have its principal place of business in the United States and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit either advised or negotiated through Bank or in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank; or (3) that Bank approves on a case-by-case basis.

                           "Equipment"  means all present and future  machinery,
equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts, substitutions, accessions and attachments in which Borrower has any interest.

                           "Equipment  Advance"  has the  meaning  set  forth in
Section 2.1.2.

                           "Equipment Availability End Date" has the meaning set
forth in Section 2.1.2.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, and the regulations thereunder.

                           "GAAP" means generally accepted accounting principles
as in effect in the United States from time to time.

                           "Indebtedness"   means  (a)  all   indebtedness   for
borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                           "Insolvency    Proceeding"   means   any   proceeding
commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                           "Inventory" means all present and future inventory in
which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

                           "Investment"   means  any  beneficial   ownership  of
(including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                           "IRC" means the  Internal  Revenue  Code of 1986,  as
amended, and the regulations thereunder.

                           "Lien"  means  any  mortgage,  lien,  deed of  trust,
charge, pledge, security interest or other encumbrance.

                           "Loan Documents" means, collectively, this Agreement,
any note or notes executed by Borrower, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended, supplemented or restated from time to time.

                           "Material  Adverse  Effect" means a material  adverse
effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                           "Maturity Date" means July 13, 2001.

                           "Negotiable   Collateral"  means  all  of  Borrower's
present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

                           "Obligations"  means all debt,  principal,  interest,
Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                           "Payment Date" means the thirteenth  (13th)  calendar
day of each month, commencing on the first such date after the Closing Date and ending on the Maturity Date.

                           "Permitted Indebtedness" means:

                           (a)      Indebtedness  of  Borrower  in favor of Bank
arising under this Agreement or any other Loan Document;

                           (b)      Indebtedness  existing on the  Closing  Date
and disclosed in the attached financial reports or the Schedule;

                           (c)      Indebtedness  to  trade  creditors  and with
respect to surety bonds and similar obligations incurred in the ordinary course of business;

                           (d)      Subordinated Debt;

                           (e)      Indebtedness of Borrower to any Subsidiary;

                           (f)      Indebtedness secured by Permitted Liens;

                           (g)      Capital  leases  or  indebtedness   incurred
solely to purchase equipment which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition; and

                           (h)      Extensions,   refinancings,   modifications,
amendments and restatements of any of items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

                           "Permitted Investment" means:

                           (a)      Investments existing on the Closing Date and
disclosed in the Schedule;

                           (b)      (i) marketable direct  obligations issued or
unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc. and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank or money market deposit accounts issued by a domestic commercial bank or other financial institution having capital and surplus in excess of $100 million in which Bank has a Lien prior to any other Lien;

                           (c)      Investments consisting of the endorsement of
negotiable instruments for deposit or collection or similar transaction in the ordinary course of business;

                           (d)      Investments   accepted  in  connection  with
Transfers permitted by Section 7.1;

                           (e)      Investments  consisting of (i)  compensation
of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

                           (f)      Investments   (including  debt  obligations)
received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

                           (g)      Investments  pursuant  to or  arising  under
currency agreements or interest rate agreements entered into in the ordinary course of business;

                           (h)      Investments  consisting of notes  receivable
of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments by Borrower in any Subsidiary;

                           (i)      Investments constituting acquisitions
permitted under Section 7.3;

                           (j)      Deposit  accounts  of Borrower in which Bank
has a Lien prior to any other Lien; and

                           (k)      Deposit   accounts   of   any   Subsidiaries
maintained in the ordinary course of business.

                           "Permitted Liens" means the following:

                           (a)      Any Liens  existing on the Closing  Date and
disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                           (b)      Liens for taxes, fees,  assessments or other
governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the same have no priority over any of Bank's security interests;

                           (c)      Liens (i) upon or in any Equipment  acquired
or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

                           (d)      Liens on Equipment leased by Borrower or any
Subsidiary pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens pursuant to leases permitted pursuant to Section 7.1 and Liens arising from UCC financing statements regarding leases permitted by this Agreement);

                           (e)      Leases  or   subleases   and   licenses   or
sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license, provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder;

                           (f)      Liens  on  assets  (including  the  proceeds
thereof and accessions thereto) that existed at the time such assets were acquired by Borrower or any Subsidiary (including Liens on assets of any corporation that existed at the time it became or becomes a Subsidiary); provided such Liens are not granted in contemplation of or in connection with the acquisition of such asset by Borrower or a Subsidiary;

                           (g)      Liens  arising  from  judgments,  decrees or
attachments in circumstances not constituting an Event of Default under Section 8.8;

                           (h)      Easements,   reservations,    rights-of-way,
restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

                           (i)      Liens  in  favor  of  customs   and  revenue
authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

                           (j)      Liens that are not prior to the Lien of Bank
which constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered in to with banks in the ordinary course of business;

                           (k)      Earn-out and royalty obligations existing on
the date hereof or entered into in connection  with an acquisition  permitted by
Section 7.3;

                           (l)      Liens  on  insurance  proceeds  in  favor of
insurance companies granted solely as security for financed premiums;

                           (m)      Liens  arising  in the  ordinary  course  of
business arising by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the property of Borrower or materially impair the use thereof in the operation of Borrower's business;

                           (n)      Liens securing  reimbursement of obligations
in respect of documentary letters of credit; provided, that such Liens attach only to the documents, the goods covered thereby and the proceeds thereof;

                           (o)      Liens  of  landlords   arising  under  lease
contracts or by operation of law in the ordinary course of business; and

                           (p)      Liens   incurred  in  connection   with  the
extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a), (c), (d), (e), (f) and (k) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                           "Person" means any individual,  sole  proprietorship,
partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                           "Prepayment  Fee"  means a fee on any  portion of the
Obligations with a fixed interest rate (the "Fixed Obligations") that is paid before the payment due date. The Prepayment Fee is calculated as follows: First, Bank determines a "Current Market Rate" based on what the Bank would receive if it loaned the amount on the prepayment date in a wholesale funding market matching maturity, principal amount and principal and interest payment dates (such aggregate payments received being deemed the "Current Market Rate Amount"). Bank, in its sole discretion, may select any wholesale funding market rate as the Current Market Rate. Second, Bank will take the prepayment amount and calculate the present value of each principal and interest payment which, without prepayment, the Bank would have received during term of the Fixed Obligations using the applicable interest rate set forth in this Agreement. The sum of the present value calculations is the "Mark to Market Amount". Third, the Bank will subtract the Mark to Market Amount from the Current Market Rate Amount. Any amount greater than zero is the Prepayment Fee.

                           "Prime Rate" means the variable rate of interest, per
annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                           "Quick Assets" means, as of any applicable  date, the
unrestricted cash; unrestricted cash-equivalents; net, billed accounts receivable and investments with maturities of fewer than one year of Borrower determined in accordance with GAAP.

                           "Responsible   Officer"   means  each  of  the  Chief
Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

                           "Revolving  Maturity  Date"  means the day before the
first anniversary of the Closing Date.

                           "Schedule" means the schedule of exceptions  attached
hereto, if any.

                           "Subordinated   Debt"  means  any  debt  incurred  by
Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

                           "Subsidiary"   means  with  respect  to  any  Person,
corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

                           "Tangible  Net  Worth"  means,  as of any  applicable
date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill,
(b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, plus Subordinated Debt and (ii) Total Liabilities.

                           "Total Liabilities" means, as of any applicable date,
all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of Borrower and its subsidiaries, including in any event all Indebtedness, minus Subordinated Debt.

                  1.2      Accounting and Other Terms.

                           All accounting terms not specifically  defined herein
shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

         2.       LOANS AND TERMS OF PAYMENT

                  2.1      Advances.

                           Borrower  promises  to pay to the  order of Bank,  in
lawful money of the United States of America, the aggregate unpaid principal amount of all Advances made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Advances at rates in accordance with the terms hereof.

                           2.1.1    Revolving Advances

                                    (a)     Subject  to and upon the  terms  and
conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) in each case the face amount of all Outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time up until the Revolving Maturity Date. Prior to the first Advance, Bank shall have conducted an audit of Borrower's Accounts with results satisfactory to Bank.

                                    (b)     Whenever    Borrower    desires   an
Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Loan Payment/Advance Telephone Request Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer. Bank shall be entitled to rely on any telephonic notice given by a Person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

                                    (c)     The Committed  Revolving  Line shall
terminate on the Revolving Maturity Date, at which time all outstanding Advances made under this Section 2.1.1 shall be immediately due and payable.

                           2.1.2    Equipment Advances.

                                    (a)     Subject  to and upon the  terms  and
conditions  of this  Agreement,  Bank  agrees  to  make a  single  advance  (the
"Equipment Advance") to Borrower in an aggregate outstanding amount not to exceed the Committed Equipment Line. To evidence the Equipment Advance, Borrower shall deliver to Bank, at the time of the Equipment Advance request, an invoice for the Equipment to be purchased. The Equipment Advance shall be used only to purchase or refinance Equipment purchased on or before six (6) months prior to the Closing Date and shall not exceed one hundred percent (100%) of the invoice amount of such equipment or leasehold improvement cost approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Leasehold improvements may not constitute in excess of fifty percent (50%) of the Equipment Advance.

                                    (b)  Interest  shall accrue from the date of
the Equipment Advance at the rate specified in Section 2.3(a). The Equipment Advance will be payable in forty-two (42) equal monthly installments of principal, plus interest, beginning on February 16, 1998, and continuing on the Payment Date of each month thereafter through the Maturity Date, at which time all outstanding Obligations under this Section 21.2 shall be immediately due and payable. The Equipment Advance, once repaid, may not be reborrowed.

                                    (c) When  Borrower  desires  to  obtain  the
Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission no later than 3:00 p.m. Pacific time one
(1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice relating to the Equipment to be financed.



                           2.1.3    Letters of Credit.

                                    (a)     Subject to the terms and  conditions
of this Agreement, Bank agrees to issue or cause to be issued letters of credit (each a "Letter of Credit," collectively, the "Letters of Credit") for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base (ii) minus in each case the sum of the then outstanding principal balance of the Advances; provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed Five Hundred Thousand Dollars ($500,000). Each such Letter of Credit shall have an expiry date no later than one hundred eighty (180) days after the Revolving Maturity Date provided that Borrower's Letter of Credit reimbursement obligation shall be secured by cash terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. All such Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement. All amounts actually paid by Bank in respect of a letter of credit shall, when paid, constitute an Advance under this Agreement.

                                    (b)     The   obligation   of   Borrower  to
immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                                    (c)     Borrower may request that Bank issue
a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                                    (d)     Upon the  issuance  of any Letter of
Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for Letters of Credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

                  2.2      Overadvances.

                           If, at any time or for any  reason,  the  outstanding
principal  amount of  Obligations  owed by Borrower to Bank  pursuant to Section
2.1.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line, minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) or (ii) the Borrowing Base, minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), Borrower shall immediately pay to Bank, in cash, the amount of such excess.

                  2.3      Interest Rates, Payments, and Calculations.

                           (a)      Interest  Rate.   Except  as  set  forth  in
Section 2.3(b), any Advances shall bear interest on the average daily balance thereof, at a per annum rate equal to one percentage point (1.0) above the Prime Rate. The Equipment Advance shall bear interest at the following rate elected by Borrower on or before the date of the Equipment Advance (if such election is not made by Borrower on or before the date of the Equipment Advance, then the rate under subsection (i) shall be applicable to the Equipment Advance): (i) a per annum floating rate equal to one and one quarter (1.25) percentage points above the Prime Rate, or (ii) a per annum fixed rate equal to the forty-two (42) month United States Treasury Bill, plus four and one quarter (4.25) percentage points. If Borrower elects the rate set forth in subsection (ii), then any amounts prepaid on the Equipment Advance shall be accompanied by a Prepayment Fee, payable on the date of prepayment (the "Prepayment Date").

                           (b)      Default  Rate.  All  Obligations  shall bear
interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                           (c)      Payments.  Interest  hereunder  shall be due
and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number 3300109852 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank on the Payment Date or applicable due date, as the case may be, in each case, taking into account any applicable grace periods. Bank will notify promptly Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                           (d)      Computation.  In the event the Prime Rate is
changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                  2.4      Crediting Payments.

                           Prior to the occurrence of an Event of Default,  Bank
shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the

Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due and payable (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due and payable on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

                  2.5      Fees.

                           Borrower shall pay to Bank the following:

                           (a)      Facility   Fee.  A  facility  fee  equal  to
Fifteen Thousand Dollars ($15,000) for the Committed Revolving Line, a facility fee of Fifteen Thousand Dollars ($15,000) for the Committed Equipment Line, which fees shall be due and payable on the Closing Date and shall be fully earned and non-refundable;

                           (b)      Letter of Credit  Fee.  With  respect to the
issuance of any Letter of Credit, a non-refundable fee for the period from and including the date of issuance of the Letter of Credit, to and including the date such Letter of Credit is drawn in full, expires or is terminated, equal to two percent (2%) per annum on the stated amount of such Letter of Credit, payable monthly in arrears on the Payment Date;

                           (c)      Financial  Examination  and Appraisal  Fees.
Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents; provided, that unless an Event of Default has occurred and is continuing, such audits and appraisals shall occur no more frequently than once every six calendar months;

                           (d)      Bank  Expenses.   Upon  receipt  of  invoice
therefor from Bank which shall be paid in accordance with Borrower's customary procedures for payment of such invoices, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses.

                  2.6      Additional Costs.

                           In case any change in any law, regulation,  treaty or
official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

                           (a)      subjects  Bank to any tax  with  respect  to
payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                           (b)      imposes,  modifies or deems  applicable  any
deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                           (c)      imposes upon Bank any other  condition  with
respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans made hereunder, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall constitute prima facie evidence of such amount provided, however, that Borrower shall not be liable for any such amount attributable to any period prior to the date of hundred eight (180) days prior to the date of such certificate.

                  2.7      Term.

                           Except as otherwise set forth herein,  this Agreement
shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations (excluding Obligations under Section 2.6 and 12.2 to the extent they remain inchoate at the time outstanding payment obligations are paid in full) are outstanding.

         3.       CONDITIONS OF LOANS

                  3.1      Conditions Precedent to Initial Advance.

                           The obligation of Bank to make the initial Advance is
subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                           (a)      this Agreement;

                           (b)      a  certificate  of the Secretary of Borrower
with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                           (c)      a negative pledge agreement substantially in
the same form as Exhibit E hereto;

                           (d)      financing statement (Form UCC-1);

                           (e)      insurance certificate;

                           (f)      Collateral audit;

                           (g)      payment of the fees and Bank  Expenses  then
due specified in Section 2.5 hereof; and

                           (g)      such other documents, and completion of such
other matters, as Bank may reasonably deem necessary or appropriate.

                  3.2      Conditions Precedent to all Advances .

                           The   obligation   of  Bank  to  make  each  Advance,
including the initial Advance, is further subject to the following conditions:

                           (a)      timely   receipt   by  Bank   of  the   Loan
Payment/Advance Telephone Request Form as provided in Section 2.1; and

                           (b)      the representations and warranties contained
in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Telephone Request Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

         4.       CREATION OF SECURITY INTEREST

                  4.1      Grant of Security Interest.

                           Borrower  grants  and  pledges  to Bank a  continuing
security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations, in each case, to the extent that a security interest in such Collateral can be perfected by the filing of a financing statement or, in the case of Collateral consisting of instruments, documents, chattel paper or certificated securities, to the extent that Bank takes possession or control of such Collateral. Bank agrees to execute and deliver to Borrower from time to time such subordination agreements as Borrower may request and as are necessary to give to other lenders which finance Equipment for Borrower a first priority security interest in the Equipment financed so long as the Liens and the Indebtedness incurred with respect to such Equipment financing are permitted under this Agreement. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

                  4.2      Delivery of Additional Documentation Required.

                           Borrower  shall from time to time execute and deliver
to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and to continue Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                  4.3      Right to Inspect.

                           Bank  (through  any of its  officers,  employees,  or
agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral; provided, that unless an Event of Default has occurred and is continuing, such inspection and appraisals shall occur no more frequently than once every six calendar months.

         5.       REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants as follows:

                  5.1      Due Organization and Qualification.

                           Borrower and each  Subsidiary is a  corporation  duly
existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which any failure to so qualify would not have a Material Adverse Effect.

                  5.2      Due Authorization; No Conflict.

                           The execution,  delivery, and performance of the Loan
Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles/Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the Borrower's or other party's consent. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default would reasonably be expected to have a Material Adverse Effect.

                  5.3      No Prior Encumbrances.

                           Borrower  has  good  and  indefeasible  title  to the
Collateral, free and clear of Liens, except for Permitted Liens.

                  5.4      Bona Fide Eligible Accounts.

                           The  Eligible   Accounts   are  bona  fide   existing
obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

                  5.5      Merchantable Inventory.

                           All Inventory is in all material respects of good and
marketable quality, free from all material defects.

                  5.6      Intellectual Property.

                           Borrower  is the sole  owner of or owns the  right to
use the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

                  5.7      Name; Location of Chief Executive Office.

                           Except as disclosed in the Schedule, Borrower has not
done business and will not, without at least thirty (30) days written notice to Bank, do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

                  5.8      Litigation.

                           Except  as set  forth in the  Schedule,  there are no
actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision would reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

                  5.9      No Material Adverse Change in Financial Statements.

                           All  consolidated  financial  statements  related  to
Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

                  5.10     Solvency.

                           The  fair  saleable   value  of   Borrower's   assets
(including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is generally able to pay its debts (including trade debts) as they mature.

                  5.11     Regulatory Compliance.

                           Borrower  and  each  Subsidiary  has met the  minimum
funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that would reasonably be expected to have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which would have a Material Adverse Effect.

                  5.12     Environmental Condition.

                           None of Borrower's or any Subsidiary's  properties or
assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute to Borrower's knowledge; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release or other disposition of hazardous waste or hazardous substances into the environment.

                  5.13     Taxes.

                           Borrower and each  Subsidiary  has filed or caused to
be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all undisputed taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under GAAP.

                  5.14     Subsidiaries.

                           Borrower does not own any stock, partnership interest
or other equity securities of any Person, except for Permitted Investments.

                  5.15     Government Consents.

                           Borrower  and  each   Subsidiary  have  obtained  all
consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted except where the failure to obtain any such consent, approval or authorization, to make any such declaration or filing, or to be given any such notice would not reasonably be expected to have a Material Adverse Effect.

                  5.16     Full Disclosure.

                           No  representation,  warranty or other statement made
by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period or period covered by any such projections and forecasts may differ from the projected or forecasted results).

         6.       AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

                  6.1      Good Standing.

                           Borrower   shall   maintain   its  and  each  of  its
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which would reasonably be expect to have a Material Adverse Effect.

                  6.2      Government Compliance.

                           Borrower shall meet, and shall cause each  Subsidiary
to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

                  6.3      Financial Statements, Reports, Certificates.

                           Borrower  shall  deliver  to  Bank:  (a) as  soon  as
available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer of Borrower; (b) within ten (10) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (c) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that would be likely to result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more in any single action; (d) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property Collateral; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

                           Beginning after the initial Collateral audit by Bank,
within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable and sell through reports.

                           Borrower  shall  deliver  to Bank  with  the  monthly
financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

                           Bank shall  have a right from time to time  hereafter
to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

                  6.4      Inventory; Returns.

                           Borrower   shall  keep  all  Inventory  in  good  and
marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where any return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

                  6.5      Taxes.

                           Borrower shall make, and shall cause each  Subsidiary
to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, upon reasonable request, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon reasonable request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a
Subsidiary  has made such  payments or  deposits;  provided  that  Borrower or a
Subsidiary need not make any payment required hereunder if the amount or validity of such payment is (i)contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

                  6.6      Insurance.

                           (a)      Borrower,  at its  expense,  shall  keep the
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                           (b)      All such  policies of insurance  shall be in
such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided, that after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

                  6.7      Principal Depository.

                           Borrower shall maintain its principal  depository and
operating accounts with Bank.

                  6.8      Quick Ratio.

                           Borrower shall  maintain,  as of the last day of each
fiscal quarter, a ratio of Quick Assets to Current Liabilities of at least 1.00 to 1.00.

                  6.9      Total Liabilities/Tangible Net Worth.

                           Borrower shall  maintain,  as of the last day of each
fiscal quarter, a ratio of Total Liabilities to Tangible Net Worth of at least 2.50:1.

                  6.10     Minimum Liquidity/Debt Service Coverage.

                           Borrower shall  maintain,  as of the last day of each
calendar month the sum of cash and cash equivalents, minus the aggregate principal balance drawn on the Committed Revolving Line of at least two (2.0) times the outstanding principal amount of the Equipment Advance. Notwithstanding the foregoing, from and after the time Borrower achieves for two consecutive quarters, a Debt Service Coverage of at least 1.5 to 1.0, Borrower shall not be subject to the minimum liquidity requirement set forth above, but instead shall maintain, as of the last day of each fiscal quarter, a Debt Service Coverage of at least 1.5 to 1.0. Debt Service Coverage means, as of any date of determination, with respect to Borrower and its Subsidiaries on a consolidated basis, a ratio of (a) the sum of (i) earnings after tax plus (ii) interest and non-cash (i.e. depreciation and amortization) expense to (b) the sum of (i) current portion of long term debt and capitalized leases plus (ii) interest expense.

                  6.11     Net Losses.

                           Borrower may incur net losses in the quarters  ending
on the following dates in amounts not to exceed the following for such respective quarters: March 31, 1998 in the amount of Three Million Dollars ($3,000,000); June 30, 1998 in the amount of Three Million Three Hundred Thousand Dollars ($3,300,000); September 30, 1998 in the amount of Two Million Six Hundred Thousand Dollars ($2,600,000); December 31, 1998 in the amount of One Million Nine Hundred Thousand Dollars ($1,900,000).

                  6.12     Further Assurances.

                           At any  time  and from  time to time  Borrower  shall
execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

         7.       NEGATIVE COVENANTS

                  Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be outstanding and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

                  7.1      Dispositions.

                           Convey, sell, lease, transfer or otherwise dispose of
(collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, (iii) of worn-out or obsolete

Equipment or Equipment financed by other vendors,
(iv) which constitute liquidation of Investments permitted under Section 7.7, and (v) not otherwise permitted by this Section 7.1 not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year.

                  7.2      Changes  in  Business,   Ownership,   Management   or
Business Locations.

                           Engage  in  any  business,   or  permit  any  of  its
Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without at least thirty (30) days written notification to Bank, relocate its chief executive office or add any new offices or business locations.

                  7.3      Mergers or Acquisitions.

                           Merge  or   consolidate,   or   permit   any  of  its
Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided that this Section 7.3 shall not apply to (i) the purchase of inventory, equipment or intellectual property rights in any single transaction valued at less than One Hundred Thousand Dollars ($100,000) in the ordinary course of business or (ii) transactions among Subsidiaries or among Borrower and its Subsidiaries in which Borrower is the surviving entity.

                  7.4      Indebtedness.

                           Create,  incur,  assume or be or remain  liable  with
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                  7.5      Encumbrances.

                           Create,  incur,  assume  or  suffer to exist any Lien
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

                  7.6      Distributions.

                           Pay any dividends or make any other  distribution  or
payment on account of or in redemption, retirement or purchase of any capital stock, provided, that (i) Borrower may declare and make any dividend payment or other distribution payable in its equity securities, (ii) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor and (iii) for so long as an Event of Default has not occurred and is continuing, Borrower may repurchase stock from former employees of Borrower in accordance with the terms of repurchase or similar agreements between Borrower and such employees.

                  7.7      Investments.

                           Directly  or  indirectly  acquire or own, or make any
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

                  7.8      Transactions with Affiliates.

                           Directly or indirectly  enter into or permit to exist
any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person and except for transactions with a Subsidiary that are upon fair and reasonable terms and transactions constituting Permitted Investments.

                  7.9      Subordinated Debt.

                           Make any payment in respect of any Subordinated Debt,
or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any material provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

                  7.10     Inventory.

                           Store the Inventory with a bailee,  warehouseman,  or
similar party unless Bank has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as disclosed in the Schedule or as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

                  7.11     Compliance.

                           Become   an   "investment   company"   or  a  company
controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

         8.       EVENTS OF DEFAULT

                  Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                  8.1      Payment Default.

                           If  Borrower  fails to pay the  principal  of, or any
interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations.

                  8.2      Covenant Default.

                           If  Borrower  fails to perform any  obligation  under
Sections 6.3, 6.6, 6.7, 6.8, 6.9, 6.10 or 6.11 or violates any of the covenants contained in Article 7 of this Agreement, or if Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

                  8.3      Material Adverse Change.

                           If there (i) occurs a material  adverse change in the
business, operations, or condition (financial or otherwise) of Borrower or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

                  8.4      Attachment.

                           If any  material  portion  of  Borrower's  assets  is
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

                  8.5      Insolvency.

                           If Borrower  becomes  insolvent,  or if an Insolvency
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days
(provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

                  8.6      Other Agreements.

                           If  there  is a  default  in any  agreement  to which
Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that would reasonably be expected to have a Material Adverse Effect;

                  8.7      Subordinated Debt.

                           If   Borrower   makes  any   payment  on  account  of
Subordinated Debt, except to the extent such payment is allowed under the terms of such Subordinated Debt or any subordination agreement entered into with Bank;


                  8.8      Judgments.

                           If a judgment or  judgments  for the payment of money
in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

                  8.9      Misrepresentations.

                           If  any   material   misrepresentation   or  material
misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

         9.       BANK'S RIGHTS AND REMEDIES

                  9.1      Rights and Remedies.

                           Upon the occurrence and during the  continuance of an
Event of Default, Bank may, at its election, without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a)      Declare all Obligations,  whether  evidenced
by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                           (b)      Cease advancing money or extending credit to
or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                           (c)      Settle  or  adjust   disputes   and   claims
directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                           (d)      Without  notice to or demand upon  Borrower,
make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may reasonably designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                           (e)      Without notice to Borrower set off and apply
to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                           (f)      Ship,  reclaim,   recover,   store,  finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein and pursuant to applicable law) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                           (g)      Sell the  Collateral  at  either a public or
private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order Bank deems appropriate;

                           (h)      Bank  may  credit  bid and  purchase  at any
public sale, or at any private sale as permitted by law.

                           Any deficiency  that exists after  disposition of the
Collateral as provided above will be paid immediately by Borrower.

                  9.2      Power of Attorney.

                           Effective  only upon the  occurrence  and  during the
continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney with full power of substitution to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (e) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims any right, title or interest; (g) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) dispose of the Collateral into the name of Bank or a third party to the extent permitted under the Code, provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

                  9.3      Accounts Collection.

                           At any time  after  the  occurrence  and  during  the
continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and, if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

                  9.4      Bank Expenses.

                           If Borrower  fails to pay any amounts when due (after
taking into account any applicable grace period) or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in
Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

                  9.5      Bank's Liability for Collateral.

                           So long as Bank complies with its  obligations  under
Section 9207 of the Code, and only so long as any Obligations remain outstanding and unpaid under the Loan Documents, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause;
(c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                  9.6      Remedies Cumulative.

                           Bank's rights and remedies under this Agreement,  the
Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                  9.7      Demand; Protest.

                           Borrower waives demand,  protest,  notice of protest,
notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

         10.      NOTICES

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

         If to Borrower:            VidaMed, Inc.
                                    46107 Landing Parkway
                                    Fremont, CA  94538
                                    Attn:  Rick Brounstein
                                    FAX:  (510) _________

         If to Bank:                Silicon Valley Bank
                                    1731 Embarcadero Road, Suite 220
                                    Palo Alto, CA  94303
                                    Attn:  Gary Reagan
                                    FAX:  (415) 812-0640

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         11.      CHOICE OF LAW AND VENUE

                  The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND

VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         12.      GENERAL PROVISIONS

                  12.1     Successors and Assigns.

                           (a)      This  Agreement  shall bind and inure to the
benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder, subject to the provisions of this
Section 12.1 and Section 12.8.

                           (b)      Bank   may   sell,    negotiate   or   grant
participations to other financial institutions in all or part of the obligations of the Borrower outstanding under the Loan Documents, without notice to or the approval of Borrower; provided that any such sale, negotiation or participation shall be in compliance with the applicable federal and state securities laws and the other requirements of this Section 12.1 and Section 12.8. Any sale, negotiation or grant by the Bank may not materially alter, to the detriment of the Borrower, the obligations of the Borrower under this Agreement.
Notwithstanding the sale, negotiation or grant of participations, Bank shall remain solely responsible for the performance of its obligations under this Agreement, and Borrower shall continue to deal solely and directly with Bank in connection with this Agreement and the other Loan Documents.

                           (c)      The grant of a participation  interest shall
be on such terms as Bank determines are appropriate, provided only that (1) the holder of such a participation interest shall not have any of the rights of Bank under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in Section 2.6, provided that the aggregate amount that the Borrower shall be required to pay under
Section 2.6 with respect to any ratable share of the Committed Revolving Line or any Advance (including amounts paid to participants) shall not exceed the amount that Borrower would have had to pay if no participation agreements had been entered into, and (2) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Agreement other than those which (i) increase the amount of the Committed Revolving Line, (ii) extend the term of this Agreement, (iii) decrease the rate of interest or the amount of any fee or any other amount payable to Bank under this Agreement, (iv) reduce the principal amount payable under this Agreement, or (v) extend the date fixed for the payment of principal or interest or any other amount payable under this Agreement.

                           (d)      Bank may assign,  from time to time,  all or
any portion of the Committed Revolving Line to an Affiliate of Bank or to The Federal Reserve Bank or, subject to the prior written approval of Borrower (which approval will not be unreasonably withheld), to any other financial institution; provided, that (i) the principal amount of the Committed Revolving Line being assigned pursuant to each such assignment shall in no event be less than Five Hundred Thousand Dollars ($500,000) and shall be in an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof and (ii) the parties to each such assignment shall execute and deliver to Borrower an assignment agreement in a form reasonably acceptable to each. Upon such execution and delivery, from and after the effective date specified in such assignment agreement (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment agreement, have the rights and obligations of Bank hereunder and (y) Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, relinquish its rights and be released from its obligations under this Agreement (other than pursuant to this Section 12.1(d)), and, in the case of an assignment agreement covering all or the remaining portion of Bank's rights and obligations under this Agreement, Bank shall cease to be a party hereto. In the event of an assignment hereunder, the parties agree to amend this Agreement to the extent necessary to reflect the mechanical changes which are necessary to document such assignment. Each party shall bear its own expenses (including without limitation attorneys' fees and costs) with respect to such an amendment.

                  12.2     Indemnification.

                           Borrower shall  indemnify,  defend,  protect and hold
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                  12.3     Time of Essence.

                           Time is of the  essence  for the  performance  of all
obligations set forth in this Agreement.

                  12.4     Severability of Provisions.

                           Each provision of this  Agreement  shall be severable
from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  12.5     Amendments in Writing, Integration.

                           This Agreement cannot be amended or terminated except
by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

                  12.6     Counterparts.

                           This  Agreement  may be  executed  in any  number  of
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                  12.7     Survival.

                           All covenants, representations and warranties made in
this Agreement shall continue in full force and effect so long as any Obligations (excluding Obligations under Section 2.6 and 12.2 to the extent they remain inchoate at the time the outstanding payment Obligations are paid in full) remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in
Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run, provided that so long as the obligations referred to in the first sentence of this Section
12.7 have been satisfied, and Bank has no commitment to make any Credit Extensions or to make any other loans to Borrower, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

                  12.8     Confidentiality.

                           In handling any confidential information,  Bank shall
exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) to the Subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Credit Extensions, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                  VIDAMED, INC.



                                  By: /s/ RICHARD D. BROUNSTEIN
                                     -------------------------------------------

                                  Title: Vice President, Chief Financial Officer
                                        ----------------------------------------


                                  By:
                                     -------------------------------------------

                                  Title:
                                        ----------------------------------------


                                  SILICON VALLEY BANK



                                  By: /s/ GARY REAGAN
                                     -------------------------------------------

                                  Title: Vice President
                                        ----------------------------------------

                                    EXHIBIT A

         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, claims, literature, reports, catalogs, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

         (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

         Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, trademarks, servicemarks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; provided Collateral shall include the proceeds of any disposition of any of the foregoing.

         Subject to the next sentence, the Collateral shall not include Equipment that Borrower leases from Dominion Ventures Inc. and Linc Capital Management Services, Ltd. or Equipment that is financed by Dominion Ventures Inc. and Linc Capital Management Services, Ltd. to the extent that contracts evidencing such lease or financing prohibit the granting of a security interest therein to Bank. The term "Collateral" shall not include any general intangibles or contract rights of Borrower (whether now owned or held as licensee or lessee, or otherwise) to the extent that (i) such general intangibles or contract rights are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that such restriction shall be enforceable under applicable law) without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained: provided, however, that "Collateral" shall include, (A) any general intangible or contract right which is an Account or a proceed of, or otherwise related to the enforcement or collection of, any Account or goods which are the subject of any Account, and
(B) any and all proceeds of any general intangibles or contract rights which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor, or other applicable party with respect to any such otherwise excluded general intangibles, contract rights and Equipment or upon Borrower's payoff of all amounts owed to Dominion Ventures Inc. and Linc Capital Management Services, Ltd. on Equipment that Borrower leases from Dominion Ventures Inc. and Linc Capital Management Services, Ltd. or Equipment that is financed by Dominion Ventures Inc. and Linc Capital Management Services, Ltd., such general intangibles, contract rights and Equipment as well as any and all proceeds thereof that might theretofore have been excluded from the term "Collateral".

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION        DATE:
                                                 -------------------------------


FAX#:  (408) 496-2426                       TIME:
                                                 -------------------------------

================================================================================

FROM:
     ---------------------------------------------------------------------------
                             CLIENT NAME (BORROWER)

REQUESTED BY:
             -------------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     -----------------------------------------------------------

AUTHORIZED SIGNATURE:
                     -----------------------------------------------------------

PHONE NUMBER:
             -------------------------------------------------------------------

FROM ACCOUNT #                              TO ACCOUNT #
              ---------------------------               ------------------------

REQUESTED TRANSACTION TYPE                              REQUEST DOLLAR AMOUNT
--------------------------                              ---------------------

PRINCIPAL INCREASE (ADVANCE)                   $
                                                --------------------------------
PRINCIPAL PAYMENT (ONLY)                       $
                                                --------------------------------
INTEREST PAYMENT (ONLY)                        $
                                                --------------------------------
PRINCIPAL AND INTEREST (PAYMENT)               $
                                                --------------------------------
OTHER INSTRUCTIONS:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

All representations and warranties of VidaMed, Inc. ("Borrower") stated in the Loan and Security Agreement dated as of January 13, 1998, between Borrower and Silicon Valley Bank are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

================================================================================

                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


-------------------------------------      -------------------------------------
         Authorized Requester                                    Phone #


-------------------------------------      -------------------------------------
          Received By (Bank)                                     Phone #



                       -----------------------------------
                           Authorized Signature (Bank)

================================================================================

                                                              EXHIBIT C
                                                     BORROWING BASE CERTIFICATE
------------------------------------------------------------------------------------------------------------------------------------
Borrower: VidaMed, Inc.                                                        Lender:                 Silicon Valley Bank


Commitment Amount: $3,000,000
------------------------------------------------------------------------------------------------------------------------------------


ACCOUNTS RECEIVABLE
         1.       Accounts Receivable Book Value as of                                                 $_____________
         2.       Additions (please explain on reverse)                                                $_____________
         3.       TOTAL ACCOUNTS RECEIVABLE                                                            $_____________
                                                                                                        _____________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
         4.       Amounts over 90 days due (exclusive of credit balances)      $_____________
         5.       Balance of 50% over 90 day accounts                          $_____________
         6.       Concentration Limits                                         $_____________
         7.       Foreign Accounts                                             $_____________
         8.       Governmental Accounts               $_____________
         9.       Contra Accounts                                              $_____________
         10.      Promotion or Demo Accounts                                   $_____________
         11.      Intercompany/Employee Accounts                               $_____________
         12.      Other (please explain on reverse)   $_____________
         13.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                 $_____________
         14.      Eligible Accounts (#3 minus #13)                             $_____________
         15.      LOAN VALUE OF ACCOUNTS (75% of #14)*                                                 $_____________

BALANCES
         16.      Maximum Loan Amount                                          $_____________
         17.      Total Funds Available [Lesser of #16 or #15]                                         $_____________
         18.      Present balance owing on Line of Credit                                              $_____________
         19.      Letters of Credit                                                                    $_____________
         20.      RESERVE POSITION (#17 minus #18 minus #19)                                           $_____________

* Bank reserves the right to change the advance rate of the Borrowing Base based upon the results of any audit by Bank of Borrower's Accounts.

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement dated as of January 13, 1998 between the undersigned and Silicon Valley Bank.

COMMENTS:
                                         =======================================

                                                       BANK USE ONLY

                                         Rec'd By:
                                                  ------------------------------
                                                  Auth. Signer

                                         Date:
                                              ----------------------------------
VidaMed, Inc.
                                         Verified:
                                                  ------------------------------
                                                  Auth. Signer

By:                                      Date:
   -------------------------                  ----------------------------------

   Authorized Signer                     ---------------------------------------

                                         =======================================

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:               SILICON VALLEY BANK


FROM:             VidaMed, Inc.

         The undersigned  authorized  officer of VidaMed,  Inc. hereby certifies that in  accordance  with the  terms  and  conditions  of the Loan and  Security
Agreement  dated  as  of  January  13,  1998  between  Borrower  and  Bank  (the
"Agreement"),  (i)  Borrower is in  complete  compliance  for the period  ending
_______________  with all required  covenants except as noted below and (ii) all representations  and warranties of Borrower stated in the Agreement are true and correct in all material  respects as of the date hereof.  Attached  herewith are the required documents supporting the above  certification.  The Officer further certifies  that  these  are  prepared  in  accordance  with  Generally  Accepted
Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an  accompanying  letter or  footnotes.  The Officer expressly  acknowledges  that no borrowings  may be requested by Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement,  and that such  compliance is determined not just at the date this certificate is delivered.
                   Please indicate compliance status by circling Yes/No under "Complies" column.
Reporting Covenant                                   Required                                             Complies
------------------                                   --------                                             --------

Monthly financial statements                         Monthly within 30 days    Yes                        No
SEC filings                                          10 days after filing                                 Yes     No
A/R & A/P Agings*                                    Monthly within 20 days    Yes                        No
A/R Audit                                            Initial and Semi-Annual   Yes                        No

Financial Covenant                                   Required                  Actual                     Complies
------------------                                   --------                  ------                     --------

Maintain on a Quarterly Basis:
  Minimum Quick Ratio                                1:0:1.0                   _____:1.0                  Yes     No
  Total Liabilities/Tangible Net Worth               2.5:1.0                   _____:1.0                  Yes     No
  Liquidity                                          2.0:1.0                   _____:1.0                  Yes     No
  Debt Service Coverage**                            1.5:1.0                   _____:1.0                  Yes     No
  Profitability:  Quarterly***                                                 $________                  Yes     No

*        After initial Collateral audit by Bank.
**       After 2 consecutive quarters of 1.5 to 1.0, the Liquidity ratio is no longer in effect.
***      03/31/98 net loss less than$3,000,000; 06/30/98 net loss less than$3,300,000; 09/30/98 net loss less than $2,600,000; 12/31/98 net loss less thab $1,900,000.

Comments Regarding Exceptions:  See Attached.

Sincerely,
VidaMed, Inc.

SIGNATURE

-----------------------------------------------------
TITLE

-----------------------------------------------------
DATE

                                    EXHIBIT E

                            NEGATIVE PLEDGE AGREEMENT

         This Negative Pledge Agreement is made as of January 13, 1998, by and between VidaMed, Inc. ("Borrower") and SILICON VALLEY BANK ("Bank").

         In connection with the Loan and Security Agreement being concurrently executed between Borrower and Bank, Borrower agrees as follows:

         1. Except as permitted in the Loan and Security Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

                  a. Any and all copyright rights, copyright applications, copyright registrations and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

                  b. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                  c. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

                  d. All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

                  e. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");

                  f. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                  g. All licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                  h. All amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

                  i. All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

         The foregoing not withstanding, Borrower shall be able to grant security interests or licenses of its intellectual property in connection with corporate partnering arrangements entered into in the ordinary course of business.

         2. It shall be an Event of Default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

         3. Capitalized items used herein without definition shall have the same meanings as set forth in the Loan and Security Agreement of even date herewith.

VIDAMED, INC.                          SILICON VALLEY BANK

By:                                    By:
   -----------------------------          -----------------------------

Title:                                 Title:
     ---------------------------             --------------------------

             SCHEDULE OF EXCEPTIONS TO LOAN AND SECURITY AGREEMENT
             -----------------------------------------------------

Existing Litigation
-------------------

VidaMed, Inc. v. ProSurg, Inc.
Case No. CC-97 20459 RMW EAI

         On May 20, 1997, VidaMed filed a complaint against ProSurg, Inc., in the U.S. District Court for the Northern District of California, San Jose
Division. The complaint charges ProSurg, Inc. with infringing three VidaMed patents, U.S. Patent Nos. 5,531,677; 5,531,676; and 5,536,240. In its Second
Amended Answer, ProSurg, Inc. denies any infringement and counterclaims that the VidaMed patents are invalid. No other claims are made against VidaMed. With regard to the status of the litigation, Initial Disclosures have been exchanged by the parties and discovery is slowly getting underway. The factual discovery cut-off is June 1, 1998.

Permitted Investments -- Notes Receivable from Stockholders.
------------------------------------------------------------

         VidaMed has lent an aggregate of approximately $206,000 to several of its stockholders. Interest on the notes receivable from such stockholders accrues at a rate of 6.73% per annum. Principal and interest payments are due at various times after December 2000.

         VidaMed intends to fund its subsidiaries up to an aggregate amount of $1,500,000 through the Maturity Date, and any such funding is to be considered a "Permitted Investment" for purposes of the Loan and Security Agreement.

                     DISBURSEMENT REQUEST AND AUTHORIZATION


Borrower:     VidaMed, Inc.                         Bank:    Silicon Valley Bank
================================================================================

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $3,000,000 and a Variable Rate Equipment Line of up to $1,500,000.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is working capital and equipment finance.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                             Revolving Line     Equipment Line
                                             --------------     --------------

         Amount paid to Borrower directly:     $ __________     $ __________

         Undisbursed Funds                     $ __________     $ __________


         Principal                                3,000,000     $  1,500,000

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

         Charges Paid in Cash:
             $30,000       Loan Fee (less $5,000 previously paid to Bank)
             $______       Accounts Receivables Audit
                $100       UCC Search Fees
                $100       UCC Filing Fees
             $______       Intellectual Property Filing Fees
         $__________       Outside Counsel Fees and Expenses (Estimate)


         Total Charges Paid in Cash                      $ __________

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered __________ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENTS PROVIDED TO BANK. THIS AUTHORIZATION IS DATED AS OF JANUARY 13, 1998.

BORROWER:
VidaMed, Inc.


_________________________
Authorized Officer

_________________________
Authorized Officer


================================================================================

                         AGREEMENT TO PROVIDE INSURANCE

Grantor:          VidaMed, Inc.                 Bank:        Silicon Valley Bank
================================================================================


         INSURANCE REQUIREMENTS. VidaMed, Inc. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents (as defined in the Loan Agreement (defined below)). The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

          Collateral:       All Inventory, Equipment and Fixtures.
          Type:             All risks, including fire, theft and liability.
          Amount:           Full insurable value.
          Basis:            Replacement value.
          Endorsements:     Loss payable clause to Bank with stipulation
                            that   coverage  will  not  be  canceled  or
                            diminished without a minimum of twenty (20) days' prior written notice to Bank.

         INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

         FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of January 13, 1998, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement dated as of January 16, 1998 between Grantor and Bank (the "Loan Agreement"). The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the Loan Agreement. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

         AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

         GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED EFFECTIVE JANUARY 13, 1998.

GRANTOR:

VidaMed, Inc.


x /s/ RICHARD D. BROUNSTEIN
  --------------------------
  Authorized Officer

================================================================================
                                FOR BANK USE ONLY
                             INSURANCE VERIFICATION
DATE:
      -----------------------
                                            PHONE:
                                                    ----------------------------
AGENT'S NAME:
              ------------------------------------------------------------------
INSURANCE COMPANY:
                   -------------------------------------------------------------
POLICY NUMBER:
               -----------------------------------------------------------------
EFFECTIVE DATES:
                  --------------------------------------------------------------
COMMENTS:
          ----------------------------------------------------------------------

================================================================================

                         CORPORATE RESOLUTIONS TO BORROW

--------------------------------------------------------------------------------
Borrower:             VidaMed, Inc.
--------------------------------------------------------------------------------


         I, the undersigned Secretary or Assistant Secretary of VidaMed, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of its incorporation.

         I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

         I FURTHER CERTIFY that by Unanimous Written Consent of the Directors, the following resolutions were adopted (whether directly or indirectly) by the Board of Directors of the Corporation:

         BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

         NAMES                     POSITIONS                ACTUAL SIGNATURES
         -----                     ---------                -----------------

James A. Heisch              President & CEO           /s/ JAMES HEISCH
--------------------------  ------------------------  --------------------------

Richard D. Brounstein        VP & CFO                 /s/ RICHARD D. BROUNSTEIN
--------------------------  ------------------------  --------------------------

--------------------------  ------------------------  --------------------------

--------------------------  ------------------------  --------------------------

--------------------------  ------------------------  --------------------------

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

         Borrow Money. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated effective as of January 13, 1998 (the "Loan Agreement").

         Execute Notes. To execute and deliver to Bank the promissory note or notes of the Corporation, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

         Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

         Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable, provided, however, that any one of the above listed officers may sign on behalf of the corporation for any actions listed in this section, "Negotiate Items," that arise in the ordinary course of business.

         Letters of Credit; Foreign Exchange. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank's issuance of letters of credit and foreign exchange contracts.

         Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

         BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

         I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

         IN WITNESS WHEREOF, I have hereunto set my hand on January 13, 1998 and attest that the signatures set opposite the names listed above are their genuine signatures.


                               CERTIFIED TO AND ATTESTED BY:


                               X /s/ CHRISTOPHER D. MITCHELL
                                 ---------------------------
                                 Christopher D. Mitchell
                                 Assistant Secretary

                            NEGATIVE PLEDGE AGREEMENT

         This Negative Pledge Agreement is made as of January 13, 1998, by and between VidaMed, Inc. ("Borrower") and SILICON VALLEY BANK ("Bank").

         In connection with the Loan and Security Agreement being concurrently executed between Borrower and Bank, Borrower agrees as follows:

         1. Except as permitted in the Loan and Security Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

                  a. Any and all copyright rights, copyright applications, copyright registrations and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

                  b. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                  c. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

                  d. All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

                  e. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");

                  f. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                  g. All licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                  h. All amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

                  i. All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

         The foregoing not withstanding, Borrower shall be able to grant security interests or licenses of its intellectual property in connection with corporate partnering arrangements entered into in the ordinary course of business.

         2. It shall be an Event of Default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

         3. Capitalized items used herein without definition shall have the same meanings as set forth in the Loan and Security Agreement of even date herewith.


VIDAMED, INC.                                    SILICON VALLEY BANK

By: /s/ RICHARD D. BROUNSTEIN           By: /s/ GARY REAGAN
   ----------------------------            -----------------------------------


Title: Vice President, Chief Financial  Title: Vice President
       Officer                                 ---------------------------------
       ---------------------------------

BORROWER:                  VIDAMED, INC.
SECURED PARTY:             SILICON VALLEY BANK

                                    EXHIBIT A
                                    ---------

         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, claims, literature, reports, catalogs, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

         (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

         Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, trademarks, servicemarks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; provided Collateral shall include the proceeds of any disposition of any of the foregoing.

         Subject to the next sentence, the Collateral shall not include Equipment that Borrower leases from Dominion Ventures Inc. and Linc Capital Management Services, Ltd. or Equipment that is financed by Dominion Ventures Inc. and Linc Capital Management Services, Ltd. to the extent that contracts evidencing such lease or financing prohibit the granting of a security interest therein to Bank. The term "Collateral" shall not include any general intangibles or contract rights of Borrower (whether now owned or held as licensee or lessee, or otherwise) to the extent that (i) such general intangibles or contract rights are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that such restriction shall be enforceable under applicable law) without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained: provided, however, that "Collateral" shall include, (A) any general intangible or contract right which is an Account or a proceed of, or otherwise related to the enforcement or collection of, any Account or goods which are the subject of any Account, and (B) any and all proceeds of any general intangibles or contract rights which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor, or other applicable party with respect to any such otherwise excluded general intangibles, contract rights and Equipment or upon Borrower's payoff of all amounts owed to Dominion Ventures Inc. and Linc Capital Management Services, Ltd. on Equipment that Borrower leases from Dominion Ventures Inc. and Linc Capital Management Services, Ltd. or Equipment that is financed by Dominion Ventures Inc. and Linc Capital Management Services, Ltd., such general intangibles, contract rights and Equipment as well as any and all proceeds thereof that might theretofore have been excluded from the term "Collateral".